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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1034

Date of Report (Date of earliest event reported) June 16, 1997 (Agreement dated February 28, 1997)

                        Leading-Edge Earth Product, Inc.
             (Exact name of registrant as specified in its charter)

State of Oregon               93-6756-S                93-10022429
(State of incorporation)      (Commission              (IRS Employer
                              file number)             identification no.)

           319 Nickerson St. #186, Seattle, Washington 98109
                (Address of principal executive offices)

Registrant's telephone number, including area code:  800-788-3599 no change
     (former name or former address, if changed since last report)

         -------------------------------------------------------------



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                                 8-K INFORMATION

Item 4. Changes in Registrant's Certifying Accountant

(i) The registrant's certifying accountant, KPMG Peat Marwick has declined to stand for re-election stating that they are changing the profile of company's they wish to audit.

(ii) KPMG audit report on the financial statements for the last two years did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except for a standard going concern phrase that has been in all previous Company audits as follows: "there is substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

(iii) The decision to change accountants was approved at a meeting of the stockholders.

(iv) In the two most recent fiscal years there were not any disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure.



                                        Leading-Edge Earth Product, Inc.
                                                            (Registrant)

Date:  June 24, 1997                          Grant C. Record, Secretary